UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2009

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009, the Board of Directors (“Board”) of Regions Financial Corporation (“Regions”) elected O.B. Grayson Hall, Jr. to succeed C. Dowd Ritter as Chief Executive Officer of Regions, effective as of Mr. Ritter’s retirement on March 31, 2010.

Mr. Ritter will also retire from the Board on March 31, 2010. The Board has appointed Earnest W. Deavenport, Jr., currently Lead Independent Director of the Board, to serve as Non-Executive Chairman of the Board upon Mr. Ritter’s retirement.

Mr. Hall, 52, will continue to serve as President and as a director of Regions. Mr. Hall has been with Regions or its predecessor companies since 1980. Prior to assuming his current titles of President and Chief Operating Officer, Mr. Hall served as Head of the General Bank Group of Regions and Regions Bank. He was previously the Senior Executive Vice President, General Bank Group of Regions and Regions Bank and Senior Executive Vice President and Lines of Business/Operations and Technology Group Head of AmSouth Bancorporation and AmSouth Bank. Mr. Hall also serves as a director of Zep, Inc.

A copy of the press release announcing the event described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ JOHN D. BUCHANAN
Name: Title:	John D. Buchanan Senior Executive Vice President, General Counsel and Corporate Secretary

Date: December 17, 2009